TIDAL TRUST III 485BPOS

Exhibit 99(h)(i)(x)

TENTH AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS TENTH AMENDMENT, effective as of May 6, 2025, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of September 1, 2023 by and between Tidal Trust III, a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A, as amended, to:

Add the following funds:

Alpha Brands™ Consumption Leaders ETF

VistaShares Animal Spirits Strategy ETF
VistaShares Animal Spirits Daily 2X Strategy ETF

Azoria Golden Age ETF
Azoria 500 Meritocracy ETF
Azoria TSLA Convexity ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III		TIDAL ETF SERVICES LLC

By:	/s/ Lissa M. Richter	By:	/s/ Eric Falkeis
Name:	Lissa M. Richter	Name:	Eric Falkeis

Title:	Secretary	Title:	Co-Founder & CEO

Date:	May 7, 2025	Date:	May 7, 2025

Exhibit A

to the

Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal Trust III

Name of Series

Impact Shares YWCA Women’s Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF

TradersAI Large Cap Equity & Cash ETF

Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF

4E Quality Growth ETF

GammaRoad Market Navigation ETF

VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
VistaShares Animal Spirits Strategy ETF
VistaShares Animal Spirits Daily 2X Strategy ETF

FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF

Fundstrat Granny Shot US Large Cap ETF

Ned Davis Research 360o Dynamic Allocation ETF
Ned Davis Research 360º Core Equity ETF

Ninepoint Energy ETF
Ninepoint Energy Income ETF

The BeeHive ETF

NestYield Total Return Guard ETF
NestYield Dynamic Income ETF
NestYield Visionary ETF

USCF Daily Target 2X Copper Index ETF

Battleshares™ NVDA vs INTC ETF
Battleshares™ TSLA vs F ETF
Battleshares™ AMZN vs M ETF
Battleshares™ COIN vs WFC ETF
Battleshares™ MSTR vs JPM ETF
Battleshares™ NFLX vs CMCSA ETF
Battleshares™ LLY vs YUM ETF
Battleshares™ GOOGL vs NYT ETF

Kick BRK 2X Long Daily Target ETF

TH GARP Global Rising Leaders ETF
TH GARP India Rising Leaders ETF

PEO AlphaQuest™ Thematic PE ETF

World Dynamic Momentum Leaders ETF

VistaShares Target 15 Berkshire Select Income ETF
VistaShares Target 15 USA Momentum Income ETF
VistaShares Target 15 USA Value Income ETF
VistaShares Target 15 USA Quality Income ETF
VistaShares Target 15 USA Low Volatility Income ETF

Intech S&P Large Cap Diversified Alpha ETF
Intech S&P Small-Mid Cap Diversified Alpha ETF

MRP SynthEquity ETF

Alpha Brands™ Consumption Leaders ETF

Azoria Golden Age ETF
Azoria 500 Meritocracy ETF
Azoria TSLA Convexity ETF

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